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                    SULCUS HOSPITALITY TECHNOLOGIES CORP.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Leon D. Harris and ________________, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Sulcus Hospitality Technologies Corp. (the "Company") held of record by the undersigned on ______________, 1999, at a Special Meeting of Shareholders to be held on ________________, 1999, or any adjournment, thereof.

1. PROPOSAL TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 11, 1998 (THE "MERGER AGREEMENT") BY AND AMONG THE COMPANY, SULCUS ACQUIRING CORPORATION, A PENNSYLVANIA CORPORATION, AND ELTRAX SYSTEMS, INC., A MINNESOTA CORPORATION, WHICH PROVIDES FOR THE MERGER OF SULCUS ACQUIRING CORPORATION WITH AND INTO THE COMPANY, RESULTING IN THE COMPANY BEING A WHOLLY OWNED SUBSIDIARY OF ELTRAX SYSTEMS, INC.

                   / /  FOR    / /  AGAINST    / /  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         (CONTINUED ON REVERSE SIDE)

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     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM NUMBER 1 ABOVE. The undersigned acknowledges receipt prior to the execution this proxy a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus dated _________, 199___.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                             Date



                                             Signature



                                             Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.